                            AMENDMENT AGREEMENT NO. 1
                     TO AMENDED AND RESTATED LOAN AGREEMENT

         THIS AMENDMENT AGREEMENT NO. 1 TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment Agreement") is made and entered into as of this 31st day of August, 2001, by and between COAST DENTAL SERVICES, INC., a Delaware corporation (the "Borrower") and BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (the "Lender").

                                  WITNESSETH:

         WHEREAS, the Borrower and the Lender have entered into an Amended and Restated Loan Agreement dated as of November 4, 1999 (the "Loan Agreement") pursuant to which the Lender has agreed to make available to the Borrower a revolving credit facility of up to $20,000,000; and

         WHEREAS, the Borrower has requested that the Lender amend the Loan Agreement in the manner provided herein; and

         WHEREAS, upon the terms and conditions contained herein, the Lender is willing to amend the Loan Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

         1. DEFINITIONS. The term "Loan Agreement" as used herein and in the Loan Documents shall mean the Loan Agreement as heretofore and hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Loan Agreement.

     2. AMENDMENTS. Subject to the conditions hereof, the Loan Agreement is hereby amended, effective as of the date hereof, except as otherwise expressly indicated in Section 2(f), as follows:

            (a) Section 1 is hereby amended inserting the defined term "Availability Date" in its proper alphabetical order to read as follows:

                "AVAILABILITY DATE. The term "Availability Date" means the date upon which (a) the Borrower shall have maintained Consolidated EBITDA (as defined in Section 5(A)(ii)) of not less than $750,000 for two consecutive fiscal quarter periods, and (b) the Borrower shall have a Consolidated Fixed Charge Coverage

            Ratio (as defined in Section 5(A)(iii)) of not less than 1.50 to
            1.00 as of the end of the most recently ended Four Quarter Period."

            (b) Section 2(A) is hereby amended by deleting the amount "$20,000,000.00" in the third line thereof and inserting in lieu thereof the amount "$5,000,000.00".

            (c) Section 2(A)(i) is hereby amended in its entirety so that as amended it shall read as follows"

                "(i) Borrower shall execute and deliver to Lender a Fourth
            Renewal and Replacement Revolving Promissory Note in the original principal sum of Five Million and No/100ths Dollars ($5,000,000.00) payable to the order of the Lender and evidencing Borrower's obligation to repay the Revolving Line of Credit (the "Note"). The payment terms, interest rate and Maturity Date applicable to the Loan are contained in the Note."

            (d) Section 2(A)(iii) is hereby amended by deleting the word "and" before subsection (d) and inserting the following at the end thereof:

                "and (e) the Availability Date shall have occurred."

            (e) Section 2(B) is hereby amended by inserting the phrase "From and after the Availability Date" at the beginning of the first sentence thereof.

            (f) The first sentence of Section 5(A)(ii) is hereby amended, effective from and as of June 29, 2001 through and including August 31, 2001, in its entirety so that as amended it shall read as follows:

                "Permit its ratio of Consolidated Funded Debt to Consolidated
            EBITDA to exceed a maximum of (x) 2.25 to 1.00 at any time exclusive of any Seller Financing and (y) 3.20 to 1.00 at any time includsive of Seller Financing.

            (g) Section 5(A) is hereby amended in its entirety so that as amended it shall read as follows:

                "A. FINANCIAL COVENANTS. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the loan period involved except to the extent modified by the following definitions:

            From and after the Availability Date, the Borrower shall not:

                (i) Permit its ratio of consolidated total liabilities to
            Consolidated Tangible Net Worth to exceed a maximum of 1.00 to 1.00 at any time.

                (ii) Permit its ratio of Consolidated Funded Debt to
            Consolidated EBITDA to exceed a maximum of (x) 2.25 to 1.00 at any time exclusive of any Seller Financing and (y) 2.75 to 1.00 at any time inclusive of Seller Financing. Consolidated EBITDA shall be defined as net income plus interest expense (less interest income) plus tax expense (less tax benefits) plus depreciation expense plus amortization expense and shall exclude any nonrecurring or extraordinary cash or noncash income. For purposes of calculating EBITDA, the Borrower shall be permitted to add-back any losses from the partial disposition of dental practices resulting from the current equity sale plan publicly outlined. The amount of such loss to be added-back shall be substantiated by the Borrower with any necessary documentation to the satisfaction of the Lender.

                (iii) Permit its Consolidated Fixed Charge Coverage Ratio to be
            less than 1.50 to 1.00 at the end of any Four Quarter Period. The Consolidated Fixed Charge Coverage Ratio shall be defined as the ratio of (x) Consolidated EBITDA less capital expenditures less cash taxes paid (excluding any cash tax benefit) to (y) current maturities of long term debt (excluding the Revolving Line of Credit) plus current maturities of capital leases plus interest expense.

                For the purposes of calculating all financial covenants,
            Consolidated EBITDA and the Consolidated Fixed Charge Coverage Ratio shall be calculated as of the most recently ended Four Quarter Period and consolidated total liabilities, Consolidated Tangible Net Worth and Consolidated Funded Debt shall be calculated as of the date of calculation thereof."

            (h) Section 5(I) is hereby amended by in its entirety so that as amended it shall read as follows:

                "I. LOAN PROCEEDS. Use all loan proceeds solely for working capital needs, capital expenditures and other general corporate purposes."

            (i) Section 6(C) is hereby amended by deleting the second paragraph thereof.

            (j) Section 6 is hereby amended by inserting new subsections (F),
         (G), (H) and (I) at the end thereof to read as follows:

                "F. DIVIDENDS. Make or pay any dividends or other distributions on account of any shares of any class of stock of the Borrower except a dividend payable solely in shares of a class of stock to holders of that class."

                G. SHARE REPURCHASES. On or after the Availability Date, make any purchases or other acquisitions for value of any shares of any class of stock of the Borrower, or any warrants, options or other rights to acquire shares of any class of stock of the Borrower.

                H. ACQUISITIONS. Make any acquisitions of or purchase any
            additional dental practices.

                I. ADDITIONAL CONSOLIDATED FUNDED DEBT. Incur, create or permit to exist any additional Consolidated Funded Debt."

            (k) Section 7(E) is hereby amended in its entirety so that as amended it shall read as follows:

                "E. Borrower shall fail to perform any covenant set forth in
            Section 5(A) or Section 6."

         3. BORROWER'S REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents, warrants and certifies that:

            (a) The representations and warranties made by it in Section 4 of the Loan Agreement are true on and as of the date hereof before and after giving effect to this Amendment Agreement;

            (b) The Borrower has the power and authority to execute and perform this Amendment Agreement and has taken all action required for the lawful execution, delivery and performance thereof.

            (c) There has been no material adverse change in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports of the Borrower received by the Lender under
         Section 5(B) of the Loan Agreement, other than changes in the ordinary course of business, none of which has been a material adverse change;

            (d) The business and properties of the Borrower are not, and since the date of the most recent financial report of the Borrower received by the Lender under Section 5(B) of the Loan Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

            (e) No event has occurred which has not been either waived or otherwise consented to by you, and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes an Event of Default on the part of the

         Borrower under the Loan Agreement or the Note either immediately or with the lapse of time or the giving of notice, or both.

         4. CONDITIONS TO EFFECTIVENESS. This Amendment Agreement shall become effective upon receipt by the Lender of the following:

            (a) four (4) counterparts of this Amendment Agreement executed by the parties hereto;

            (b) a new Fourth Renewal and Replacement Revolving Promissory Note executed by the Borrower in favor of the Lender in the amount of $5,000,000;

            (c) resolutions or consents of the board of directors or other appropriate governing body of the Borrower certified by its secretary or assistant secretary as of the date hereof, approving and adopting this Amendment Agreement and the Note and authorizing the execution and delivery thereof;

            (d) specimen signatures of officers or other appropriate representatives executing this Amendment Agreement and the Note on behalf of the Borrower, certified by the secretary or assistant secretary of the Borrower;

            (e) the favorable written opinion with respect to this Amendment Agreement and the Note executed in connection herewith of special counsel to the Borrower, dated as of the date hereof, addressed to the Lender and satisfactory to Smith Helms Mulliss & Moore, LLP, special counsel to the Lender; and

            (f) such other instruments and documents as the Lender may reasonably request.

         5. AMENDMENT FEE; EXPENSES. The Borrower agrees to pay to the Lender an amendment fee of $10,000. The Borrower agrees to pay to the Lender all reasonable out-of-pocket expenses (including reasonable legal fees and expenses of special counsel to the Lender) incurred or arising in connection with the negotiation and preparation of this Amendment Agreement.

         6. ENTIRE AGREEMENT. This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

         7. FULL FORCE AND EFFECT OF AGREEMENT. Except as hereby specifically amended, modified or supplemented, the Loan Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

         8. COUNTERPARTS. This Amendment Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.




                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                    BORROWER:

                                    COAST DENTAL SERVICES, INC.



                                    By: /s/ William Geary
                                        ----------------------------------------
                                    Name: William Geary
                                    Title: Chief Financial Officer


                                    LENDER:

                                    BANK OF AMERICA, N.A.




                                    By: /s/ Sadahri W. Berry
                                        ----------------------------------------
                                    Name: Sadahri W. Berry
                                    Title: Vice President



                              Signature Page 1 of 1

                         THIRD RENEWAL AND REPLACEMENT
                           REVOLVING PROMISSORY NOTE


DATE: EFFECTIVE AS OF AUGUST 31, 2001                  [ ] NEW       [X] RENEWAL

AMOUNT $5,000,000.00                             MATURITY DATE: NOVEMBER 4, 2002

================================================================================
   BANK:                                 BORROWER:

   BANK OF AMERICA, N.A.                 COAST DENTAL SERVICES, INC., A DELAWARE
   101 EAST KENNEDY BLVD. - 5TH FLOOR    CORPORATION
   ATTN. COMMERCIAL BANKING              2502 ROCKY POINT DRIVE
   TAMPA, FLORIDA, 33602                 SUITE 1000
                                         TAMPA, FLORIDA 33607

================================================================================


FOR VALUE RECEIVED, the undersigned Borrower unconditionally promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Five Million and 00/100ths Dollars ($5,000,000.00), or so much thereof as has been advanced hereunder, together with interest on the unpaid principal balance from time to time outstanding from the date of each advance of principal, as hereinafter stated.

         This is a Revolving Promissory Note evidencing borrowings up to the principal sum shown above, but notwithstanding such face amount of this Note, the actual indebtedness from time to time evidenced hereby shall be the sum of all advances by Bank to Borrower hereunder, less the aggregate amount of all principal payments made under this Note by Borrower to Bank, it being the intent hereof and the purpose of this Note to provide a revolving line of credit which the Borrower may draw against and which Bank will advance from time to time, at it's sole discretion and which the Borrower shall repay in whole or in part from time to time as provided hereinafter, provided however, that the total principal amount outstanding hereunder shall not ever exceed the face amount of this Note.

[This Note contains some provisions preceded by boxes. If a box is marked, the provision applies to this transaction; if it is not marked, the provision does not apply to this transaction.]

1. RATE.

[ ] PRIME RATE. The Rate shall be the Prime Rate, plus _____ percent, per annum. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

THIS INSTRUMENT WAS MADE, EXECUTED AND DELIVERED OUTSIDE THE STATE OF FLORIDA, AND NO FLORIDA DOCUMENTARY STAMP TAX IS DUE HEREON IN ACCORDANCE WITH F.A.C. 12B-4.053(35)


4436408.04                                                       Promissory Note
Bank of America, N.A.                                                       8/01
Florida [Commercial]

[ ] FIXED RATE. The Rate shall be fixed at ______ percent per annum.

[X] LIBOR RATE. The interest rate on this Note is subject to change from time to time based on the Libor Rate for each Interest Period plus the applicable Margin Percentage (hereinafter defined). The Libor Rate for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for a one month period which appears on the Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the day that is two London Banking days (as defined herein) preceding the first Banking Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Telerate Screen Page 3750, the rater will be the arithmetic mean of such offered rates. The Bank may, in its discretion, use any other publicly available index or reference rate showing rates offered for United States dollar deposits in the London Interbank market as of the applicable date. In addition a, the Bank may, in its discretion, use rater quotations for daily or annual periods in lieu of quotations for substantially equivalent monthly periods.

         The applicable Margin Percentage shall be defined as follows:

         (i). If the Consolidated Funded Debt to Consolidated EBITDA Ratio (hereinafter defined) is less than 1:1, then the Margin Percentage shall be one and twenty five one-hundredths percent (1.25%);

         (ii). If the Consolidated Funded Debt to Consolidated EBITDA Ratio is equal to or greater than 1:1, but less than 1.50:1, then the Margin Percentage shall be one and fifty one-hundredths percent (1.50%); and

         (iii). If the Consolidated Funded Debt to Consolidated EBITDA Ratio is equal to or greater than 1.50:1, but less than 2.75:1, then the Margin Percentage shall be one and seventy-five one hundredths percent (1.75%).

"BUSINESS BANKING DAY" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

"CONSOLIDATED FUNDED DEBT TO CONSOLIDATED EBITDA RATIO" shall mean a ratio which is equal to Borrower's funded debt divided by CONSOLIDATED EBITDA (as defined in Section 5(A)(ii) of the Amended and Restated Loan Agreement of even date herewith, i.e. net income plus interest expense plus tax expense plus depreciation expense plus amortization expense and measured on a rolling four quarter basis.) Consolidated EBITDA shall exclude any nonrecurring or extraordinary cash or noncash income.

"INTEREST PERIOD" shall mean each period commencing on each Interest Rate Adjustment Date and ending on the next Interest Rate Adjustment Date.

"INTEREST RATE ADJUSTMENT DATE" shall mean (a) the 4th day of November, 1999 and the 4th day of each month thereafter with respect to the Libor Rate and (b) the 45th day following the end of the Borrower's fiscal quarter as described in
Section 5(b) of the Loan Agreement (as hereinafter defined) with respect to the Margin Percentage.

"LONDON BANKING DAY" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.



436408.04                                                        Promissory Note
Bank of America, N.A.                                                       8/01
Florida [Commercial]                   2

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. RATE CHANGE DATE. Any Rate based on a fluctuating index or base rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes. If the Rate is to change on any other date or at any other interval, the change shall be the 4th day of each month. In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

         [X] MONTHLY INTEREST PAYMENTS. Commencing on the 4th day of December, 1999, and continuing on the 4th day of each month thereafter through the Maturity Date, Borrower shall pay all accrued interest at the LIBOR Rate set forth above.

         [X] BALLOON PAYMENT. Notwithstanding anything to the contrary herein, the entire unpaid outstanding principal balance, together with any accrued interest, shall be due and payable November 4, 2002 (the "Maturity Date").

         [ ] PRINCIPAL PLUS ACCRUED INTEREST PAYMENTS. Commencing on __________, and continuing on the same day of each month thereafter through and including the Maturity Date, Borrower shall pay to Bank a principal payment in the amount of ________________, plus all accrued interest; with a final payment of all unpaid principal and accrued interest due on _________________________.

         [ ] FIXED PRINCIPAL AND INTEREST. Principal and interest shall be paid in consecutive equal installments of $______ payable [ ] monthly, [ ] quarterly or [ ] _______, commencing on ____________________, and continuing on the [x] same day, [ ] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid principal and interest due thereon on _______________. If, on any payment date, accrued interest exceeds the installment amount set forth above, Borrower will also pay such excess as and when billed.

         [ ] SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on __________________, 19__. Interest thereon shall be paid [ ] at maturity, or else [ ] monthly, [ ] quarterly or [ ] ___________, commencing on __________, 19__, and continuing on the [ ] same day, [ ] last day of each successive month, quarter or other period (as applicable) thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.



436408.04                                                        Promissory Note
Bank of America, N.A.                                                       8/01
Florida [Commercial]                   3

         [ ] Other.

5. AUTOMATIC PAYMENT.

[X] Borrower has elected to authorize Bank to effect payment of sums due under this Note by means of debiting Borrower's account number ____________. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Bank fails to debit the account.

6. WAIVERS, CONSENTS AND COVENANTS. Borrower, (the "Obligor"): (a) waives presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note; (b) consents to all delays, extensions, renewals or other modifications of this Note, or waivers of any term hereof or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from Obligor), and agrees that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of Obligor or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note; and (c) agrees to pay, on demand, all costs and expenses of collection or defense of this Note, including, without limitation, reasonable attorney's and paralegal's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

7. INDEMNIFICATION. Obligor agrees to promptly pay, indemnify and hold Bank harmless from all State and Federal taxes of any kind and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note.

8. PREPAYMENT. Borrower shall have the right, provided that it is not in default under this Note, to prepay the principal balance of this Note, in whole or in part, at any time, upon payment of all interest and other sums then due and payable pursuant to the provisions of this Note. If this Note is satisfied as of any LIBOR Roll-Over Date, or if the Prime Rate is then in effect, no prepayment premium shall be payable with respect to any portion of the principal balance of this Note. However, if the LIBOR Rate is in effect and the prepayment is not effected on a LIBOR Roll-Over Date, then Bank may require, in its sole discretion, that Borrower pay to Bank contemporaneously with any such prepayment of this Note, a sum equal to the amount of the prepayment multiplied by a per annum interest rate equal to the difference between the LIBOR Rate applicable thereto, and the 360 day equivalent interest yield (hereinafter call the "Reinvestment Rate") on any United States Treasury obligations selected by Bank in an aggregate amount approximately equal to the outstanding principal balance of this Note, and with a maturity comparable to the LIBOR Roll-Over Date applicable thereto calculated over a period of time from the date of prepayment to and including such LIBOR Roll-Over Date. If the LIBOR Rate being prepaid is equal or less than the Reinvestment Rate, no prepayment premium shall be due. Any payment of the principal balance of this Note after acceleration of the maturity date of this Note, or the commencement of any proceedings to enforce this Note or the Loan Agreement, shall be deemed a voluntary prepayment for the purposes of this paragraph shall be payable with respect thereto based upon the LIBOR Rate applicable to this Note immediately prior to such default and acceleration. Bank shall certify to Borrower the amount and basis of determination of such prepayment premium, it being agreed that (i) the calculation of such prepayment premium may be based on any United States Treasury obligations selected by Bank in its sole discretion and (ii) Bank shall not be obligated or required to have actually reinvested the prepaid principal balance of this Note in any such United States Treasury obligations as a


436408.04                                                        Promissory Note
Bank of America, N.A.                                                       8/01
Florida [Commercial]                   4
condition precedent to receiving a prepayment premium calculated as aforesaid. Borrower shall, upon receipt of such certification and contemporaneously with any such prepayment of the principal balance of this Note, remit to Bank the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. Bank shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph.

9. DELINQUENCY CHARGE. To the extent permitted by law, a delinquency charge shall be imposed in an amount not to exceed four percent (4%) of the unpaid portion of any payment that is more than fifteen days late.

10. CROSS DEFAULT. A default under this Note shall be and constitute a default under any and all other notes or other evidence of indebtedness and any instruments of security in which Borrower is liable and of which the Bank is the holder. A default under any and all other note(s) or other evidence of indebtedness or any instruments of security in which Borrower is liable and of which Bank is the holder shall also constitute a default under this Note.

11. EVENTS OF DEFAULT. The following are events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of Obligor to Bank, under this Note; (b) the resignation or withdrawal of Mr. Terek Diasti from his current position with Borrower, or a change in his status as an active participant in the day to day operations of Borrower, as determined by Bank in its sole discretion; (c) the commencement of a proceeding against Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of Obligor; or (d) the merger or consolidation of Obligor with or into another entity where Obligor is not the survivor; (e) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against Obligor, (f) the determination by Bank that any material representation or warranty made to Bank by Obligor in any Loan Documents or otherwise is or was, when it was made, untrue in any material respect or materially misleading; (g) the failure of Obligor to timely deliver such financial statements, including tax returns, other statements of condition or other information, as Bank shall request from time to time; (h) the entry of a judgment against Obligor in excess of $500,000.00; (i) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of Obligor in excess of $100,000.00; (j) the determination by Bank that a material adverse change has occurred in the financial condition of Obligor; or (k) the failure of Borrower's business to comply in any material respect with any law or regulation controlling its operation.

12. REMEDIES UPON DEFAULT. Whenever there is a default under this Note (a) the entire balance outstanding hereunder shall, at the option of Bank, become immediately due and payable and any obligation of Bank to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Bank's discretion up to the maximum rate allowed by law (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligor a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby

436408.04                                                        Promissory Note
Bank of America, N.A.                                                       8/01
Florida [Commercial]                   5
authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

13. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Obligor to Bank in any other respect at any other time.

14. APPLICABLE LAW, VENUE AND JURISDICTION. This Note and the rights and obligations of Borrower and Bank shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note, Obligor irrevocably consents to and confers personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The interest rate charged on this Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.

15. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

16. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower hereunder can be assigned without prior written consent of Bank.

17. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

18. SECURITY. This Note is secured by a certain Amended and Restated Loan Agreement dated as of November 4, 1999 by Borrower and Bank, as amended by Amendment Agreement No. 1 dated as of August 25, 2001, which instrument (as amended to date and as further amended, modified or supplemented, the "Loan Agreement"), together with the other loan documents executed in connection with the Note are sometimes herein collectively referred to as the "Loan Documents".



436408.04                                                        Promissory Note
Bank of America, N.A.                                                       8/01
Florida [Commercial]                   6

19. REPLACEMENT. This Note replaces and supersedes that certain Third Renewal and Replacement Revolving Promissory Note executed by Borrower in favor of Bank dated as of November 4, 1999 in the original principal amount of $20,000,000.00, and that certain Second Renewal and Replacement Revolving Promissory Note executed by Borrower in favor of Barnett Bank, N.A. dated November 24, 1997 in the original principal amount of $15,000,000.00 and that certain First Renewal and Replacement Revolving Promissory Note executed by Borrower in favor of Barnett Bank, N.A., dated March 7, 1997, in the original principal amount of $5,000,000.00.

20. COMPLIANCE AGREEMENT. For and in consideration of the funding or renewal of this loan by Bank, the Borrower hereby agrees to cooperate or re-execute any and all loan documentation deemed necessary or desirable in Bank's discretion, in order to correct or to adjust for any clerical errors or omissions contained in any document executed in connection with this loan.

21. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT, OR IF THERE IS REAL PROPERTY COLLATERAL, IN THE COUNTY WHERE SUCH REAL OR PERSONAL PROPERTY IS LOCATED, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED
TO)

436408.04                                                        Promissory Note
Bank of America, N.A.                                                       8/01
Florida [Commercial]                   7

SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR
(C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


EXECUTION DATE: Effective as of August 31, 2001.


                                    COAST DENTAL SERVICES, INC.,
                                    a Delaware Corporation



                                    By: /s/ William Geary
                                        --------------------------------------
                                        William Geary, Chief Financial Officer

                                                    (Corporate Seal)

STATE OF GEORGIA
COUNTY OF FULTON

         THE FOREGOING INSTRUMENT WAS ACKNOWLEDGED BEFORE ME THIS 31TH DAY OF AUGUST 2001, BY WILLIAM GEARY, AS CHIEF FINANCIAL OFFICER OF COAST DENTAL SERVICES, INC., A DELAWARE CORPORATION, ON BEHALF OF THE CORPORATION. HE IS PERSONALLY KNOWN TO ME OR HAS PRODUCED FL LICENSE AS IDENTIFICATION.


                                    Hazel Walker
                                    --------------------------------------------
                                    Notary Public



                                    Hazel Walker
                                    --------------------------------------------
                                    (Type, Stamp or Print Name)




                                    My commission expires:


                                    Notary Public, Fulton County, Georgia
                                    My Commission Expires July 11, 2003


436408.04                                                        Promissory Note
Bank of America, N.A.